FIRST AMENDMENT TO LEASE


THIS AGREEMENT, made and entered into this ____ day of ___________, 19__ by and between Meadows Industrial, LLC
(hereinafter "Landlord") and Radiant Systems, Inc., a
Corporation (hereinafter "Tenant"):

WHEREAS, Landlord and Tenant have entered into a certain Lease Agreement dated November 11, 1997 (hereinafter referred to as the "Lease") for Suite A, 6610 Shiloh Road East, containing 54,798 square feet (hereinafter "Premises") in the Meadows XII Building, Alpharetta, Georgia 30005;

WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter set forth;

NOW THEREFORE, in consideration of the mutual agreements of the undersigned and other good and valuable consideration, the Lease is hereby amended effective the First Amendment Commencement Date
(as defined below) as follows:

1. By increasing the size of the Premises from 54,798 square feet to 101,570 square feet. Please note the cross-hatched plan on Exhibit "D-1" of this Agreement which delineates the location of the added Premises. This change shall become effective upon the First Amendment Commencement Date.

2. By modifying the base monthly rental set forth in Paragraph 2 of the Lease such that the new base monthly rental shall equal "Forty Two Thousand Sixty Seven and 00/100 Dollars ($42,067.00)". This change shall become effective upon the First Amendment Commencement Date. Regardless of the First Amendment Commencement Date, the Base Monthly Rental shall be increased on every anniversary of the Commencement Date of the original Lease (January 23, 1998) by 3% of the monthly rental due for the month immediately preceding such anniversary, so as to guarantee a monthly rental schedule as follows:

Beginning the First Amendment Commencement Date                          $42,067.00 per month or $4.97 per s.f.
Beginning January 23, 1999                                               $43,329.00 per month or $5.12 per s.f.
Beginning January 23, 2000                                               $44,629.00 per month or $5.27 per s.f.
Beginning January 23, 2001                                               $45,968.00 per month or $5.43 per s.f.
Beginning January 23, 2002                                               $47,347.00 per month or $5.59 per s.f.
Beginning January 23, 2003                                               $48,767.00 per month or $5.76 per s.f.

3. For the purpose of calculating Tenant's Proportionate Share of common area maintenance, Tenant's share shall be adjusted to reflect 101,570/101,570 square feet (100%).

4. By increasing Landlord's obligation to contribute toward the improvement of the Premises so as to fund an additional $300,000.00 upon Tenant's request above and beyond the improvements described in Exhibit B of the Lease. Landlord is also obligated to fund the cost of creating the additional parking area depicted on Exhibit D-2 of this Agreement. In the event Tenant requests and cost-approves improvements to the Premises in excess of Landlord's $300,000.00 contribution, such excess cost will be borne by Tenant and paid by Tenant 1/2 upon commencement of construction and 1/2 upon occupancy. Landlord agrees that the excess cost described herein shall not exceed $143,000 based on construction documents by Smith Cave & Associates titled Radiant Systems Expansion sheets I-1 through I-4, Job No. 9574.26 dated 8/14/98.

5. By extending the term of the Lease such that it will end sixty (60) months after the First Amendment Commencement Date.

6.  The First Amendment Commencement Date shall be October 1,
1998, or the date that Tenant takes occupancy of the added
Premises, whichever occurs last.

7. With respect to the added Premises, Landlord's obligation under paragraph 5 of the original Lease shall commence as of the First Amendment Commencement Date and shall continue for a period of one (1) year.

8. Except as herein provided, all terms and conditions of the Lease shall remain unchanged.

IN WITNESS WHEREOF, this First Amendment to Lease has been executed as of the date and year first above written.

                              LANDLORD:

                              Meadows Industrial, LLC, a North Carolina
                              limited liability company,
Attest / Witness:
                              By:  Childress Klein Properties, Inc.,
                                   its Manager

Title:                        By:  John R. Decker, Vice President

TENANT:

Radiant Systems, Inc.
Attest / Witness:


Title:                        By:  Carlyle M. Taylor

                              Its: Vice President